Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178160 on Form S-3, Registration Statement No. 333-178097 on Form S-3, Registration Statement No. 333-176344 on Form S-3, Registration Statement No. 333-172581 on Form S-3, Registration Statement No. 333-172023 on Form S-3, Registration Statement No. 333-172022 on Form S-3, Registration Statement No. 333-170569 on Form S-3, Registration Statement No. 333-127361 on Form S-8, Registration Statement No. 333-52761 on Form S-8, and Registration Statement No. 333-189778 on Form S-8 of our reports dated February 26, 2014, relating to the consolidated financial statements of Buckeye Partners, L.P. and subsidiaries, and the effectiveness of Buckeye Partners, L.P. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Buckeye Partners, L.P. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 26, 2014